UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2006 (November 28, 2006)

TRANSMERIDIAN EXPLORATION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-50715	76-0644935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

397 N. Sam Houston Parkway E., Suite 300, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (281) 999-9091

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2006, Transmeridian Exploration Incorporated (the “Company”) completed its previously disclosed (i) private offering of $37.0 million of its 15% Senior Redeemable Convertible Preferred Stock (the “Preferred Stock”) pursuant to the terms of a Purchase Agreement, dated as of November 28, 2006 (the “Purchase Agreement”), by and between the Company and the initial purchaser party thereto (the “Initial Purchaser”), with respect to 370,000 shares of the Preferred Stock, and (ii) concurrent private placement of $7.0 million of the Preferred Stock pursuant to Subscription Agreements and Investment Representations, each dated as of November 28, 2006 (the “Subscription Agreements”), by and between the Company and each of the purchasers party thereto (including the Company’s Chairman of the Board, President and Chief Executive Officer and the Company’s Vice President and Chief Financial Officer) with respect to an aggregate 70,000 additional shares of the Preferred Stock.

The Purchase Agreement contains customary representations and warranties on the part of the Company and customary indemnification and contribution provisions whereby the Company and the Initial Purchaser have agreed to indemnify each other against certain liabilities or to contribute to payments which they may be required to make in that respect. The Subscription Agreements contain customary representations and warranties on the part of each of the purchasers party thereto.

The Preferred Stock is governed by the terms of a Certificate of Designations, dated as of, and filed with the Delaware Secretary of State on, December 1, 2006 (the “Certificate of Designations”). The Certificate of Designations amends the Company’s Amended and Restated Certificate of Incorporation (as amended), effective as of December 1, 2006, and provides that the Preferred Stock ranks senior to the Company’s common stock and Series A Cumulative Convertible Preferred Stock with respect to dividend rights and rights upon the Company’s liquidation, winding-up or dissolution. The Certificate of Designations also contains restrictive covenants related to the Company’s ability to incur indebtedness, make certain payments or investments and create restrictions on its and its subsidiaries’ ability to pay dividends, and further provides for preemptive rights in favor of the holders of the Preferred Stock with respect to certain securities offerings that the Company may make in the future.

The Preferred Stock, which has a liquidation preference of $100 per share, will pay cumulative quarterly dividends at an initial rate of 15% per annum (equal to $15.00 per share per annum), payable at the option of the Company in additional shares of the Preferred Stock, shares of the Company’s common stock (subject to the satisfaction of certain conditions set forth in the Certificate of Designations) or cash (if allowed by the terms of the Company’s then-existing debt instruments) on January 1, April 1, July 1 and October 1 of each year, commencing April 1, 2007.

Each share of the Preferred Stock is convertible at the holder’s option at any time into approximately 22.2222 shares of the Company’s common stock, based on an initial conversion price of $4.50 per share of the Company’s common stock. The conversion price and the dividend rate of the Preferred Stock will be adjusted to $3.90 per share and 3% per annum above the then-effective dividend rate, respectively, effective as of July 1, 2007, unless the Company achieves a specified average production threshold for the three months ended June 30, 2007 or a specified volume weighted average price threshold with respect to its common stock for the 15 trading days immediately following June 30, 2007. If the Company meets or exceeds either of these thresholds, there will be no adjustment in the conversion price or the dividend rate of the Preferred Stock.

In addition, the conversion price of the Preferred Stock will be subject to adjustment pursuant to customary anti-dilution provisions set forth in the Certificate of Designations and may also be adjusted upon the occurrence of a change of control of the Company that constitutes a “fundamental change” (as defined in the Certificate of Designations). However, pursuant to the Certificate of Designations, in no event will the conversion price of the Preferred Stock be reduced to less than $3.23 per share (subject to adjustment), which was the closing price of the Company’s common stock on the American Stock Exchange on November 28, 2006 (the pricing date of the private offering and the concurrent private placement and the date of the Purchase Agreement and the Subscription Agreements).

On or after July 1, 2007, if the closing price of the Company’s common stock exceeds 150% of the then-effective conversion price of the Preferred Stock for 20 trading days during any consecutive 30 trading day period, one-third of the total shares of the Preferred Stock outstanding upon the consummation of the private offering and the concurrent private placement will automatically convert into shares of the Company’s common stock at the then-effective conversion price of the Preferred Stock, and an additional one-third of the total shares of the Preferred Stock will automatically convert into shares of the Company’s common stock at the then-effective conversion price of the Preferred Stock following each subsequent and distinct 30 trading day period during which the closing price condition is satisfied.

The Preferred Stock is redeemable at the option of the holder on December 1, 2011 or upon a change of control of the Company, at the liquidation preference of the Preferred Stock plus all accumulated and unpaid dividends on the Preferred Stock.

At any time on or after October 1, 2007, the Company may redeem all or a portion of the then-outstanding shares of the Preferred Stock for cash at the optional redemption prices set forth in the Certificate of Designations. From October 1, 2007 through December 31, 2007, the Company may exercise this right only if the closing price of its common stock equals or exceeds 125% of the conversion price of the Preferred Stock for at least 20 trading days in any consecutive 30 trading day period. After December 31, 2007, the Company may exercise this redemption right without regard to the market price of its common stock. However, at any time, the Company’s exercise of this redemption right is subject to the effectiveness of a shelf registration statement covering resales of the Preferred Stock and the shares of the Company’s common stock into which the Preferred Stock is convertible.

Prior to the conversion of their shares of the Preferred Stock into shares of the Company’s common stock, holders of the Preferred Stock have voting rights only with respect to matters pertaining to their securities as a class. The affirmative consent of holders of at least 66-2/3% of the then-outstanding shares of the Preferred Stock is required for (i) the issuance of any class of the Company’s stock ranking senior to or equal with the Preferred Stock as to dividend rights or rights upon the Company’s liquidation, winding-up or dissolution and (ii) amendments to the Company’s Amended and Restated Certificate of Incorporation (as amended) that would adversely affect the rights of the holders of the Preferred Stock. In addition, the consent of holders of at least 66-2/3% of the then-outstanding shares of the Preferred Stock is required to waive the Company’s compliance with any of the restrictive covenants set forth in the Certificate of Designations.

If (i) the dividends on the Preferred Stock or any other stock ranking equally with the Preferred Stock with respect to dividend rights or rights upon the Company’s liquidation, winding-up or dissolution and having similar voting rights are in arrears and unpaid for two or more years or (ii) the Company fails to redeem the shares of the Preferred Stock “put” to it for redemption pursuant to either of the holders’ redemption options described above, the holders of the Preferred Stock, voting as a single class with the holders of any such other stock ranking equally with the Preferred Stock with respect to dividend rights or rights upon the Company’s liquidation, winding-up or dissolution and having similar voting rights, will be entitled at the Company’s next regular or special meeting of stockholders to elect two additional directors to the Company’s board of directors. Such voting rights and the terms of the directors so elected will continue until such time as the dividend arrearage on the Preferred Stock or any such other stock has been paid in full or the Company has paid the redemption price payable with respect to the shares of the Preferred Stock “put” to it for redemption pursuant to either of the holders’ redemption options.

The private offering and the concurrent private placement generated total net proceeds to the Company of approximately $41.2 million (net of commissions of approximately $2.4 million and other offering expenses totaling approximately $0.4 million).

The shares of the Preferred Stock offered and sold by the Company to the Initial Purchaser in the private offering, pursuant to the exemption from the registration requirements of the Securities Act of 1933 (as amended, the “Securities Act”) provided by Section 4(2) of the Securities Act, will be offered by the Initial Purchaser within the United States only to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act. The shares of the Preferred Stock sold in the concurrent private placement, which were also offered and sold pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act, were offered and sold at the same per-share price as the shares of the Preferred Stock offered and sold in the private offering. The Preferred Stock and the shares of the Company’s common stock issuable upon conversion of the Preferred Stock have not been registered under the Securities Act or the securities laws of any other jurisdiction and, unless they are so registered, may be offered and sold only in transactions that are exempt from registration under the Securities Act or the securities laws of such other jurisdictions.

In connection with the completion of the private offering and the concurrent private placement, the Company entered into a Registration Rights Agreement, dated as of December 1, 2006, with the Initial Purchaser (the “Registration Rights Agreement”) pursuant to which the Company is obligated to (i) file with the Securities and Exchange Commission (the “SEC”) a shelf registration statement covering resales of the Preferred Stock (including both the shares of the Preferred Stock issued in the private offering and the shares of the Preferred Stock issued in the concurrent private placement), the shares of the Company’s common stock issuable upon conversion of the Preferred Stock and the shares of the Preferred Stock and shares of the Company’s common stock issued as a dividend on the Preferred Stock, within 60 days of the closing date of the private offering and the concurrent private placement and (ii) cause such registration statement to be declared effective by the SEC within 150 days of the closing date of the private offering and the concurrent private placement. The Company’s failure to fulfill either of these obligations will result in the payment of additional dividends on the Preferred Stock equivalent to 1.00% per annum until such obligations are fulfilled.

Also in connection with the completion of the private offering and the concurrent private placement, the Company issued to the Initial Purchaser, as part of its compensation for its services as Initial Purchaser and for its services rendered in connection with the concurrent private placement, warrants to purchase an aggregate 110,000 shares of the Company’s common stock at an exercise price per share of $3.08. The warrants will be evidenced by a Common Stock Purchase Warrant, to be dated as of December 1, 2006, granted by the Company in favor of the Initial Purchaser, the terms of which will include customary anti-dilution adjustments. The warrants will be exercisable by the Initial Purchaser (or its assignees or transferees), in whole or in part, at any time prior to or on December 1, 2013 and, under certain circumstances, by way of a “cashless exercise.”

Pursuant to an Investor Rights Agreement, to be dated as of or about December 1, 2006, by and between the Company and the Initial Purchaser, the Initial Purchaser (and its assignees and transferees) will be entitled to certain registration rights with respect to the shares of the Company’s common stock issuable upon exercise of the warrants.

Copies of (i) a form of the Subscription Agreements, (ii) the Certificate of Designations and (iii) the Registration Rights Agreement are attached hereto as Exhibits 10.1, 3.1 and 4.1, respectively, and are incorporated herein by reference.

On November 29, 2006, the Company issued a press release announcing the pricing of the private offering and concurrent private placement of the Preferred Stock (see Exhibit 99.1). On December 1, 2006, the Company issued a press release announcing the completion of the private offering and concurrent private placement of the Preferred Stock (see Exhibit 99.2).

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

(a), (b) The information contained in Item 1.01 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Designations with respect to the 15% Senior Redeemable Convertible Preferred Stock of Transmeridian Exploration Incorporated, dated as of, and filed with the Delaware Secretary of State on, December 1, 2006

4.1	Registration Rights Agreement, dated as of December 1, 2006, by and between Transmeridian Exploration Incorporated and the initial purchaser party thereto

10.1	Form of Subscription Agreement and Investment Representation, dated as of November 28, 2006, by and between Transmeridian Exploration Incorporated and each of the purchasers party thereto

99.1	Press release by Transmeridian Exploration Incorporated, dated November 29, 2006, announcing that it has priced its previously disclosed private offering and concurrent private placement of its senior redeemable convertible preferred stock

99.2	Press release by Transmeridian Exploration Incorporated, dated December 1, 2006, announcing that it has completed its previously disclosed private offering and concurrent private placement of an aggregate $44 million of its senior redeemable convertible preferred stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION INCORPORATED

Date: December 4, 2006	By:	/s/ Nicolas J. Evanoff
	Name:	Nicolas J. Evanoff
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

3.1	Certificate of Designations with respect to the 15% Senior Redeemable Convertible Preferred Stock of Transmeridian Exploration Incorporated, dated as of, and filed with the Delaware Secretary of State on, December 1, 2006

4.1	Registration Rights Agreement, dated as of December 1, 2006, by and between Transmeridian Exploration Incorporated and the initial purchaser party thereto

10.1	Form of Subscription Agreement and Investment Representation, dated as of November 28, 2006, by and between Transmeridian Exploration Incorporated and each of the purchasers party thereto

99.1	Press release by Transmeridian Exploration Incorporated, dated November 29, 2006, announcing that it has priced its previously disclosed private offering and concurrent private placement of its senior redeemable convertible preferred stock

99.2	Press release by Transmeridian Exploration Incorporated, dated December 1, 2006, announcing that it has completed its previously disclosed private offering and concurrent private placement of an aggregate $44 million of its senior redeemable convertible preferred stock